Exhibit 10.74

NEXTEL PARTNERS, INC.

RESTRICTED STOCK PLAN

1.	PURPOSE OF PLAN

The purpose of the Nextel Partners, Inc. (the “Company”) Restricted Stock Plan (the “Plan”) is to aid the Company and its subsidiaries in attracting and retaining qualified individuals as officers and directors and to provide additional incentive to such officers and directors. The Company expects that it will benefit from the added interest which such Participants (as defined herein) will have in the growth, development and financial success of the Company as a result of their ownership or increased ownership of the Company’s Common Stock.

2.	STOCK SUBJECT TO THE PLAN

The shares that may be awarded under the Plan shall be the Class A Common Stock of the Company (the “Common Stock”). The maximum number of shares of Common Stock that may be awarded hereunder (subject to any adjustments as provided below) shall not in the aggregate exceed 375,000 shares. Shares which are forfeited as a result of a Participant’s termination of employment or participation on the Board of Directors shall again become available for award under the Plan. The maximum value of an award under the Plan to any Participant for any year will be $500,000.

3.	ADMINISTRATION

The Plan shall be administered by the Board of Directors or any committee thereof (in either case, the “Committee”). The Committee shall be composed of not less than the minimum number of persons from time to time required by Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended, each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m), shall be a “Non-Employee Director” and an “Outside Director” within the meaning of Rule 16b-3 and Section 162(m), respectively.

The Committee shall have the authority to (i) award shares under the Plan; (ii) consistent with the Plan, determine any vesting schedule, rights of repurchase, restrictions and other terms and conditions applicable to each award of shares under the Plan; (iii) interpret the Plan and the instruments evidencing awards under the Plan (the “Award Agreements”); (iv) adopt, amend and rescind rules and regulations governing the administration of the Plan; and (v) otherwise administer the Plan and make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be binding upon all Participants.

4.	ELIGIBILITY

Officers and directors, including non-employee directors, of the Company and its subsidiaries shall be eligible for awards of stock under the Plan (those to whom an award is made shall be referred to herein as the “Participants”). The Participants who shall receive awards under the Plan shall be selected from time to time by the Committee in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares to be awarded to each such Participant selected. The Committee may, within the terms of the Plan, be selective and non-uniform with respect to its determination of the amount of awards and the eligible Participants to whom such awards are made.

5.	RIGHTS WITH RESPECT TO SHARES

A Participant to whom an award is made hereunder shall have all rights of ownership with respect to such stock, including the right to vote the same and receive any dividends paid thereon, subject, however, to the terms, conditions and restrictions contained in the Plan and in the applicable Award Agreement.

6.	INVESTMENT REPRESENTATION

If the shares of Common Stock that have been awarded to a Participant pursuant to the terms of the Plan are not registered under the Securities Act of 1933, as amended (the “Securities Act”), such Participant, if the Committee shall deem it advisable, shall be required to represent and agree in writing (i) that any shares of Common Stock acquired by such Participant pursuant to the Plan will not be sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act and (ii) that such Participant has acquired such shares of Common Stock for the Participant’s own account and not with a view to the distribution thereof and shall make such further representations and warranties at the time of any such award that counsel for the Company deems necessary and appropriate.

7.	RESTRICTIONS

(a) Terms, Conditions and Restrictions. In addition to the terms set forth in the Plan, any vesting schedule, rights of repurchase, and other terms, conditions and restrictions on the Common Stock awarded under the Plan, as may be imposed by the Committee, shall be contained in the applicable Award Agreement. Such terms may include, but are not limited to, acceleration of vesting or termination of rights to repurchase shares upon events which may include, but are not limited to, death or disability of a Participant or change in control of the Company or related entities.

(b) Transferability Restriction. Except as set forth in the applicable Award Agreement, no stock awarded under the Plan shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of so long as such shares are subject to any right of repurchase by the Company.

(c) Agreements; Stock Legend. As a condition to the grant of an award under the Plan, each Participant shall execute and deliver to the Company an Award Agreement in form and substance satisfactory to the Committee reflecting the conditions and restrictions imposed upon the Common Stock awarded. Certificates for shares of Common Stock delivered pursuant to such awards may, if the Committee so determines, bear a legend referring to the restrictions and the instruments to which such awards are subject.

(d) Performance-Based Compensation. The Committee may designate whether any award being granted to any Participant is intended to be “performance-based compensation” under Section 162(m). Any such awards designated as “performance-based compensation” shall be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m). The performance measures that may be used by the Committee for such awards shall be based on any one or more of the following, as selected by the Committee: total stockholder return, stock price, profit margin (gross or net), sales growth, return on investment, earnings per share, return on equity, operating cash flow, net income, market share, working capital, customer satisfaction and employee satisfaction. For awards intended to qualify as “performance-based compensation,” the grant of the awards and the establishment of the performance goals shall be made in compliance with the requirements of Section 162(m).

(e) Additional Conditions. In each applicable Award Agreement or otherwise, the Committee may impose such other additional terms, conditions and restrictions upon the award as it, in its discretion, deems appropriate, including, without limitation, that the Company shall have the right to deduct from payments of any kind due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the shares awarded.

8.	CHANGES IN CAPITAL

If the outstanding Common Stock of the Company shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization, an appropriate adjustment shall be made in the number and kind of shares that have been awarded pursuant to the Plan and that may thereafter be awarded hereunder.

9.	MISCELLANEOUS

(a) No Right to Receive Award. Nothing in the Plan shall be construed to give any officer or director of the Company or a subsidiary any right or entitlement to receive an award under the Plan.

(b) Additional Shares Received with Respect to Restricted Stock. Any shares of Common Stock or other securities of the Company received by a Participant as a stock dividend on, or as a result of any stock split, reverse stock split, combination, exchange of shares, reorganization, merger, consolidation or otherwise with respect to shares of Common Stock received pursuant to an award hereunder shall have the same status, be subject to the same restrictions and bear the same legend, if any, as the shares received pursuant to the original award.

(c) No Effect on Employment Rights or Right to Remain a Director. Nothing in the Plan or in the instruments evidencing the grant of an award hereunder shall in any manner be construed to limit in any way (i) the right of the Company or its subsidiaries to terminate a Participant’s employment at any time, or give any right to a Participant to remain employed by the Company or its subsidiaries or (ii) the right of the Board of Directors and/or the Company’s stockholders to remove a director from the Board of Directors, or give any right to a Participant to remain on the Board of Directors.

10.	DURATION OF THE PLAN

This Plan shall terminate and no further stock shall be awarded hereunder after March 20, 2013, unless reapproved by the Company’s stockholders or unless amended or terminated pursuant to Section 11 below. The termination of this Plan shall not, however, affect any restriction previously imposed on stock awarded pursuant to this Plan.

11.	AMENDMENT OR TERMINATION OF THE PLAN

The Committee may from time to time suspend, revise, amend or terminate the Plan; provided, however, that any amendment which requires approval of the Company’s stockholders (i) in order to maintain the qualification of awards as “performance-based compensation” pursuant to Section 162(m) or (ii) to comply with any other applicable laws, rules or regulations shall not be made without such approval.

12.	COMPLIANCE WITH RULE 16b-3

The Plan is intended to comply with all applicable conditions of Rule 16b-3. All transactions involving the Participants who are required to file reports under Section 16 of the Exchange Act (collectively, the “Section 16 filers”) are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan. Any provision of the Plan that is contrary to a condition of Rule 16b-3 shall not apply to Section 16 filers.

Approved by the Board of Directors of the Company: March 20, 2003

Approved by the Stockholders of the Company: May 8, 2003

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